                                                                 EXHIBIT 10.54

* AN ASTERISK in this document indicates that the portion of the text so marked is confidential and has been omitted and filed separately with the Securities and Exchange Commission.


                         DISTRIBUTOR PROGRAM AGREEMENT

        It is agreed on this _________________ day of __________, 19______  by and between LCI International Telecom Corp. herein after ("LCI"), a Delaware Corporation with its principal place of business at 4650 Lakehurst Court, Dublin, Ohio 43017 and Consortium 2000, Inc. ________ hereinafter (Representative") whose address is 6167 Bristol Parkway, Suite 300 Culver City, California 90230

1. Services LCI appoints Representative as a non-exclusive representative in the territory set forth in Exhibit A to promote the sale of and solicit orders for the services defined in Exhibit A ("Services"), all subject to the terms and conditions of this Agreement. LCI reserves the right to add to or delete from the Services as may be required from time to time. Such additions or deletions will be specified in writing by LCI. Tariffs relating to the Services may be changed by LCI at its sole discretion.

2. Commission - During the term of this Agreement Representative shall receive a commission, as defined in Exhibit's B and C (attached), on "Collected Revenue" for new accounts referred to LCI (excluding existing LCI account conversions). "Collected Revenue" is defined as interexchange toll and line charges actually collected by LCI relating to the Services sold by Representative (excluding taxes, installation charges and local loops). Commissions set forth in Exhibit's B and C under "Level J Commissions" shall be payable only during the term of this Agreement provided that if this Agreement is terminated by LCI pursuant to Section 11.A., Representative shall receive commissions set forth in Exhibit B under "Level II Commissions" for any customer sold by Representative for each month such customer remains with LCI up to a maximum of twenty-four (24) months following termination of this Agreement. LCI, at its sole option, may pay commissions based on billed revenue, however in such event, LCI reserves the right to compare Collected Revenue to billed revenue and chargeback Representative the difference in commissions. The last month's payment of commissions may be withheld by LCI for up to three (3) months so that a final "true up" may be performed by LCI. LCI reserves the right to set off from commissions any amount due to LCI by Representative.

3. Relationship - The parties agree and understand that Representative is an independent contractor and there is no employer-employee relationship, joint venture or agency created hereby. During the term of this Agreement and for twenty-four (24) months following the termination of this Agreement, Representative shall not, directly or indirectly, convert any LCI account to any other interlata telecommunications carrier. Representative has no authority to act for, or on behalf of, LCI. Representative is not authorized to incur any obligation on behalf of LCI or to bind LCI in any manner whatsoever. Representative will not make any representations of rates, terms or conditions of the Services that conflict with the applicable tariffs or information provided by LCI. LCI shall incur no obligation to employees, contractors or other parties utilized by Representative in selling services to customers for LCI. Such individuals shall at all times remain employees, agents or contractors of Representative. Representative is responsible for all expenses and obligations incurred it as a result of its efforts to solicit customers for LCI. Representative shall be responsible for payment of all taxes due as a result of payments made to Representative by LCI

4. Customer Service - Representative shall not provide customer service to any customers solicited by Representative, including billing, collections or repair service. Representative agrees to assist LCI when, from time to time, LCI requests assistance with collections. Customers attracted by Representative are customers of LCI and shall remain customers of LCI after termination of this Agreement.

5. Product Literature and Marketing - LCI shall provide Representative with quantities of LCI product literature required by Representative to meet Representative's responsibilities under this Agreement, as reasonably determined by LCI Representative shall not develop or use in any other product literature other than that provided by LCI without the written consent of LCI. LCI shall provide product training for Representative and employees of Representative as mutually agreed upon between Representative and LCI.

6. Order Processing, Billing and Collection - LCI shall have the sole right to accept or reject all orders, to fix the prices of the Services, the terms and conditions of the Service or other adjustments and to discontinue offering or selling any service, without liability to Representative.

7. Confidentiality All information disclosed by either party to the other pursuant to this

         Agreement. other than such information as may be generally available to the public or the industry, is and will be disclosed to it in confidence solely for its use in the conduct of its business. Each party agrees to keep such information secret and confidential indefinitely and not to disclose it to any other person or use it during the term of this Agreement or after its termination except in carrying out its obligations hereunder or in response to obligations imposed by tariff or order of a court or regulatory body. Representative shall not disclose the terms and conditions of this Agreement to any person or entity without the prior written consent of LCI.

8. Representations, Warranties and Covenants Representative represents, warrants and covenants to LCI that as of the date of this Agreement and continuing for the term of this Agreement that:

                 A.       Representative is a (check one):
                          (X)     Corporation
                          ( )     Partnership
                          ( )     Sole Proprietorship
                          duly organized, validly existing and in good standing under the laws of California with a Federal EIN of 95-4217361 and is qualified to do business in the state of California and has full and unrestricted power and authority to execute and perform under this Agreement.

                 B. Representative has obtained all licenses, permits and other authorizations necessary to perform its obligations under this Agreement and shall maintain same, as required, in full force and effect during the term of this Agreement. Representative shall comply with all applicable tariffs and orders of judicial and regulatory bodies and all local, state and federal laws.

                 C. Representative shall not participate in any pyramid or multilevel marketing system in conjunction with any person who has an agreement with LCI. Representative shall 1) prepare and submit any sales reports reasonably requested by LCI, 2) appoint a single point or contact for LCI regarding all matters pertaining to this Agreement, 3) commit no act which would reflect unfavorably upon LCI and 4) not package any other business activity in such a manner to cause customers to pay fees in excess of tariff rates to obtain LCI services.

                 D. Representative shall not solicit any existing LCI account not originally sold by Representative for the purposes of selling, upgrading or converting such account to LCI service. Representative shall not solicit any existing LCI account for the purposes of converting such LCI account to a competitor of LCI.

9. Insurance - Representative shall secure and maintain Worker's Compensation, Comprehensive General Liability and Automobile Insurance in sufficient amounts to comply with law and to cover its respective obligations under this Agreement. Upon request, each party shall furnish insurance certificates as evidence of such coverage.

10. Trademarks and Trade Names - Representative shall sell the services under the trademarks and trade names only as approved in writing in advance by LCI. Representative agrees to comply with any standards for usage of such trademarks and trade names issued or to be issued by LCI from time to time. Representative shall not use in its business or trade or corporate name the name "LCI" or any name of a service provided by LCI, or the LCI symbol, nor shall it use any trademark or service mark of LCI or symbol related to LCI without the prior, express written consent of LCI, unless advance provision to do so is made in separate agreement between the parties.

11.      Term of Agreement and Termination

         A. The initial term of this agreement shall be (3) years, and the Agreement shall be renewed thereafter automatically on a year-to-year basis unless sooner terminated as hereinafter provided, subject to and upon the terms and conditions herein specified. LCI may terminate this Agreement at any time during a renewal term upon giving the Representative 30 days prior written notice.

         B. LCI may cancel this Agreement upon written notice to Representative in the event of:

                          1. Representative's failure to attain the monthly Revenue volume commitment level specified in Exhibit B or C.

                          2. Breach of any provision of this Agreement by Representative, or if

                                  Representative defaults, fails to perform its obligations or participates or engages in any activity relating to fraud against LCI

                          3. Insolvency, bankruptcy, receivership or dissolution of Representative.

                          4. Representative's assignment of the Agreement without LCI's prior written consent.

                          5.      Representative receives, directly or
                                  indirectly, from any person or entity
                                  associated with LCI (including but not
                                  limited to employees of LCI or its
                                  affiliates, but excluding LCI assigned
                                  distributor support personnel) sales leads or information relating to potential customers of LCI, and actively pursues these prospective customers.

                 No commission shall be payable following any termination pursuant to this Section 11.B.

12. Indemnification - Representative shall indemnify, defend and hold LCI (and all officers, directors, employees, agents and affiliates thereof) harmless from and against any and all claims, demands, actions, losses, damages, assessments, charges, liabilities, costs and expenses (including without limitation interest, penalties, and attorney's fees and disbursements) which may at any time be suffered or incurred by, or be asserted against, any or all of them, directly or indirectly, on account of or in connection with:

         A) Representative's default under any provision herein, breach of any warranty or representation herein, or failure in any way to perform any obligation hereunder; or

         B) Bodily injury of damage to property (including death) to any person (including without limitation any employee of either party and any third person), and any damage to or loss of use of any property, arising our of or in any way relating to the services or pursuant, directly or indirectly, to this Agreement.

       Representative shall hold harmless and indemnify LCI from and against any claim, cause of action, judgment, liability or expense relating to or arising out of the acts or omissions of Representative's employees, contractors and agents.

13. Cure - Either party may terminate this Agreement and preserve all available remedies if the other party fails to perform any term, condition or covenant of this Agreement and such failure continues for a period of thirty (30) days after receipt of written notice of said failure; provided however, the foregoing cure right shall not apply to any term, condition or covenant that specifically excludes a cure right hereunder.

14. Liability - In no event shall either party be liable for special, indirect, incidental or consequential damages, including loss of profits, arising from the relationship or the conduct of business contemplated herein. Without limiting the previous sentence, in no event shall LCI's liability in connection with this Agreement exceed one month's average commission paid to Representative.

15. Miscellaneous - Representative shall not assign this Agreement or any interest therein without LCI's prior written consent. The terms of this Agreement shall be governed by and construed in accordance with the laws of Ohio. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Provisions of this Agreement identified by the context to survive the termination or expiration of this Agreement shall so survive. This Agreement (including any Exhibits hereto) constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof, and it supersedes all prior oral or written agreements, commitments or understandings, with respect to the matters provided for herein.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LCI International Telecom Corp.                 Consortium 2000, Inc,

By:  /s/ MARSHALL HANNO                         By: /s/  ILLEGIBLE
   -------------------------                       ----------------------------
     Marshall Hanno

Title: Sr. Vice President, Sales                Title:     EVP
                                                      -------------------------

Date:11-3-94                                    Date: 01-09-95

                                   EXHIBIT A

I.       Representative Non-Exclusive territory shall be Continental U.S.

II.      Services:   America Plus. America WATS, Audio Teleconferencing, Campus
         Talk, Dedicated Nationwide 800. Easyline, Integrity, Macroline, Nationwide 800, Operator Services. Point-To-Point Products, WAL, WorldCard, & Simply Business.

                                   EXHIBIT B

I.       Commission Schedule/Payments

         A. Level I Commissions - Commissions for all Services except Operator Services and Campus Talk shall be paid to Representative based upon total monthly Collected Revenue as follows:

                 1.       *                 of monthly Collected Revenue for a
                          period of twelve (12) months from the date of the Agreement or the percentage shown in 2.2 below based on monthly Collected Revenue, whichever is higher.

                 2. In the event Representative fails to meet the Monthly Collected Revenue Thresholds in II. below anytime during the first twelve (12) months from the date of the Agreement, commissions will be pay at *
                          of Monthly Collected Revenue instead of  *
                          and LCI shall have the right to charge Representative
                          the difference in commissions between    *    and *
                          from the original date of this Agreement.

                 2.1 In the event Representative meets all of the Monthly Collected Revenue Thresholds in II. below, the following commissions shall be paid to Representative beginning the thirteenth (13th) month from the date of this Agreement and throughout the remaining term of this Agreement and any subsequent renewal periods, except in the event of termination, in which event commission in C. below shall apply.

                          Monthly Collected Revenue Category            Percentage
                          ----------------------------------            ----------
                          $     0 - 199,999                                 *
                          200,000 - 499,999                                 *
                          500,000 +                                         *

                *Note: These percentages are applied incrementally, that is only to the Collected Revenue in the applicable category.

                 2.2 In the event Representative fails to meet any one of the Monthly Collected Revenue Thresholds in II. below, the following commissions shall be paid to Representative beginning the thirteenth (13th) month from the date of this Agreement and throughout the remaining term of this Agreement and any subsequent renewal periods, except in the event of termination in which event commission in C. below shall apply.

                          Monthly Collected Revenue Category          Percentage
                          ----------------------------------          ----------
                          0 - 49,999                                       *
                          50,000 - 149,999                                 *
                          150,000 - 249,999                                *
                          250,000 - 499,999                                *
                          500,000 +                                        *

                 *Note: These percentages are applied incrementally, that is only to the Collected Revenue in the applicable category.

         B.      Commissions for Operator Services and Campus Talk shall
                 be       *        of Collected Revenue and shall be allowed
                 at Level I commissions only.

         C. Level II Commission - Commissions for all Services except Operator Services and Campus Talk shall be paid to Representative based upon total monthly Collected Revenue after termination of this Agreement pursuant to Section 11.A.
                 of        *          for twenty-four (24) months.

         D. Commission payments for each customer bill will be paid by LCI approximately forty-five (45) days from the end of the month in which such bill cycle ends.

II. Revenue Volume Commitment - Representative shall generate the following monthly Collected Revenue within the time frames indicated:

         Monthly Collected Revenue Thresholds               Time Period from Date of Agreement
         ------------------------------------               ----------------------------------
                             $                                             4 Months
                                                                           8 Months
                            *                                              12 Months
                                                                           24 Months
                                                                           36 Months

         and monthly increases of   *        per month for each renewal term.

III. Major and Commercial Accounts Restrictions: Representative shall not sell LCI services or the services of any other provider of long distance services offering services similar to LCI services, to LCI Major Accounts, as designated by LCI within sixty (60) days from the date of this Agreement and subsequently, within thirty (30) days notice that an account has been designated a Major Account by LCI.



LCI International Telecom Corp. ("LCI")            Consortium 200, Inc.
                                                   ------------------------
                                                   Representative

By: /s/ MARSHALL HANNO                             By: /s/ ILLEGIBLE
   ------------------------                           ------------------------
    Marshall Hanno

Title: Sr. Vice President, Sales                   Title: EVP

Date:12-23-94                                      Date:12/31/94

                                AMENDMENT NO. 1
           To the Distributor Program Agreement dated January 9,1995

It is agreed on this 31st day of January, 1996, by and between LiTel Telecommunications Corporation d/b/a LCI International, hereinafter ("LCI") and Consortium 2000, hereinafter ("Representative") that the following changes be made to the above referenced Distributor Program Agreement.

1.       Exhibit B.II. is modified to read as follows:

         Revenue volume commitment - Representative shall generate the following monthly collected revenue within the time frames indicated:


         Monthly Collected Revenue Thresholds    Time Period From Date of Agreement
         ------------------------------------     ---------------------------------
                                                      12 months         (12/95)
                                                      18 months         (6/96)
                    *                                 24 months         (12/96)
                                                      30 months         (6/97)
                                                      36 months         (12/97)

It is expressly understood by LCI and Representative that all terms of the Distributor Program Agreement shall remain binding upon the parties hereto and that no terms of this Distributor Program Agreement, except those set forth above, are changed by this Amendment.


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date written below.



     LCI International Telecom Corp.            Consortium 2000

By:  /s/ MARSHALL HANNO                         By: /s/  ILLEGIBLE
   ------------------------                        -------------------------
     Marshall Hanno

Title:   Senior Vice President, Sales           Title:    EVP


Date:    1-31-96                                            Date:1/7/96

                                AMENDMENT NO. 2
           To the Distributor Program Agreement dated January 9, 1995

It is agreed on this 21st day of March, 1996, by and between LiTel Telecommunications Corporation d/b/a LCI International, hereinafter ("LCI") and Consortium 2000, hereinafter ("Representative") that the following changes be made to the above referenced Distributor Program Agreement.

1.       Exhibit B.II. is modified to read as follows:

         Revenue volume commitment - Representative shall generate the following monthly collected revenue within the time frames indicated:

         Monthly Collected Revenue Thresholds    Time period From Date of Agreement
         ------------------------------------    ----------------------------------
                                                      14 months          (3/96)
                    *                                 18 months          (7/96)
                                                      24 months          (1/97)
                                                      30 months          (7/97)
                                                      36 months          (1/98)

It is expressly understood by LCI and Representative that all terms of the Distributor Program Agreement shall remain binding upon the parties hereto and that no terms of this Distributor Program Agreement, except those set forth above, are changed by this Amendment.


IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date written below.



  LCI International Telecom Corp.               Consortium 2000

By:  /s/ MARSHALL HANNO                         BY:  /s/  ILLEGIBLE
    -----------------------------                   ----------------------------
         Marshall Hanno

Title:  Senior Vice President, Sales            Title:  Executive Vice President

Date:      3-26-96                              Date: 3/13/96